Exhibit 10.3

FORM OF CONVERTIBLE UNSECURED NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

Issuance Date: [●], 2024

FOR VALUE RECEIVED, FREYR Battery, Inc., a Delaware corporation (the “Issuer”), hereby unconditionally promises to pay to Trina Solar (Schweiz) AG, a company organized under the laws of Switzerland or its registered assigns (as permitted in accordance with the terms hereof) (the “Holder”), the Principal Amount (as defined below) (together with any accrued and unpaid Interest (as defined below), the “Outstanding Amount”) when due, whether on a Conversion Date, the Repayment Date, or upon the conversion, redemption or upon acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any Principal Amount at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable on a Conversion Date or the Repayment Date, as applicable (in each case in accordance with the terms hereof).

This convertible note (including all convertible notes issued in exchange, transfer or replacement hereof) (the “Note”) is issued in connection with the transactions contemplated by that certain Transaction Agreement, dated as of November 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”; all terms capitalized but not defined herein shall have the meanings set forth therein), by and between the Issuer and the Holder. This Note is the “Convertible Note Instrument” referred to in the Transaction Agreement. In the event of any conflict between the provisions of this Note and the provisions of the Transaction Agreement, the provisions of the Transaction Agreement shall control.

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable Law and if any such payment is paid by the Issuer, then such excess sum shall be credited by the Holder as a payment of principal.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Business Day” means each day that is not (a) a Saturday, Sunday, or (b) other day on which banking institutions located in Shanghai, People’s Republic of China or New York, New York, are or obligated by law or executive order to close.

“CFIUS Approval” means (a) CFIUS has concluded that the Conversion is not a “covered transaction” and not subject to review under Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (the “DPA”), (b) CFIUS has issued a written notice that it has completed a review or investigation of the notification voluntarily provided pursuant to the DPA with respect to the Conversion, and has concluded all action under the DPA or (c) if CFIUS has sent a report to the President of the United States requesting the President’s decision and (i) the President has announced a decision not to take any action to suspend or prohibit the Conversion or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.

“CFIUS Turndown” shall be deemed to have occurred if (a) CFIUS has informed the Parties in writing, after reasonable best efforts by the Parties to negotiate with CFIUS to receive CFIUS Approval, that it has unresolved national security concerns with respect to the Conversion and that it intends to send or has sent a report to the President of the United States recommending that the President of the United States act to suspend or prohibit the Conversion or (b) if after the Parties use reasonable best efforts to negotiate with CFIUS in good faith, CFIUS has informed the Parties it will impose a Burdensome Condition (as defined in the Transaction Agreement) as a condition of CFIUS Approval.

“Common Stock” means shares of common stock, par value $0.01 per share, of the Issuer.

“Conversion” means the First Conversion and the Second Conversion.

“Conversion Shares” means the aggregate of the First Conversion Shares and the Second Conversion Shares.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Dividend Amount” means, with respect to any date on which the Issuer pays a dividend or distribution on its outstanding Common Stock, the amount of such dividend or distribution that is paid per share of Common Stock multiplied by the Conversion Shares.

“First Conversion” means the conversion of this Note into the First Conversion Shares.

“First Conversion Date” means the date falling five (5) Business Days after the date the Issuer notifies the Holder in writing that CFIUS Approval has been obtained.

“First Conversion Shares” means 12,521,653 shares of the Issuer Common Stock, as may be adjusted as a result of any share consolidation, stock split, stock dividend, or similar event effected with respect to the Issuer’s Common Stock.

“Interest Rate” means seven percent (7%) per annum as may be increased pursuant to Section 3(b).

“Party” means each of the Issuer and the Holder.

“Principal Amount” means $80,000,000, as may be reduced in accordance with Section 4(a)(ii).

“Redemption Note” means the note issued in the event the Issuer redeems the Share Consideration from the Holder pursuant to the Transaction Agreement.

“Replacement Note” is defined in Section 4(b)(i).

“Repayment Date” means the date on which the Repayment occurs.

“Requisite Stockholder Approval” means obtaining the approval of the Second Conversion by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of the Issuer’s Common Stock present at the meeting of stockholders of the Issuer, as required pursuant to the Transaction Agreement.

“Second Conversion” means the conversion of any Outstanding Amount of this Note into the Second Conversion Shares.

“Second Conversion Date” means the date falling five (5) Business Days after the date the Issuer notifies the Holder in writing that Requisite Stockholder Approval has been obtained.

“Second Conversion Shares” means 17,918,460 shares of the Issuer’s Common Stock, as may be adjusted as a result of any share consolidation, stock split, stock dividend, or similar event effected with respect to the Issuer’s Common Stock.

“Senior Note” means the $150,000,000 aggregate principal amount senior unsecured note, issued to the Holder pursuant to the Transaction Agreement.

“Trina Notes” means (i) this Note, (ii) the Senior Note, (iii) the Replacement Note, if any, and (iv) the Redemption Note, if any.

2. Transaction Agreement; Transfer. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Transaction Agreement. This Note is transferable and assignable by the Holder subject to the provisions of Section 8 of this Note. The Issuer may not assign or delegate any of its rights or obligations under this Note without the prior written consent of the Holder.

3. Payment of Interest; Other Payment.

(a) Interest on this Note shall (i) commence accruing on the Issuance Date at the Interest Rate on a quarterly basis and (ii) be computed on the basis of a 360-day year and twelve 30-day months.

(b) (i) The Interest Rate shall increase by an additional 3% per annum (1) on the date falling six (6) months after the Closing and (2) on the first day of each subsequent 60-day period until the Second Conversion Date or Repayment Date, (ii) interest shall be computed on the basis of a 360-day year and twelve 30-day months and (iii) the interest accrued in each 60-day period shall be payable in cash on the date of each subsequent Interest Rate increase. Additional interest will cease to accrue on the Conversion or Repayment Date.

(c) All payments made by the Issuer hereunder shall be made in lawful money of the United States at such place as the Holder hereof may from time to time designate in writing to the Issuer. Unless otherwise stated in this Note, payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal.

(d) All payments made by the Issuer on account of this Note shall be made without deduction or withholding for any Taxes, except as required by applicable Law. No Person, including the Issuer, shall be obligated to pay any additional amounts to the Holder as a result of any withholding or deduction for, or on account of, any present or future Taxes.

4. Conversion.

(a) Conversion

(i) This Note may be converted only as provided in this Section 4.

(ii) On the First Conversion Date, the Issuer shall mark down this Note so that the Principal Amount of this Note following the First Conversion will be $47,091,704 and shall issue to the Holder the First Conversion Shares.

(iii) On the Second Conversion Date, the Outstanding Amount under the Note shall be automatically converted into the Second Conversion Shares.

(iv) Upon the Second Conversion of this Note, the Issuer shall cancel this Note without any further action by the Holder, and the Issuer shall owe no monies to the Holder in connection therewith.

(v) The First Conversion shall occur only on the First Conversion Date and the Second Conversion shall occur only on the Second Conversion Date.

(vi) If any fractional shares would be delivered upon any Conversion pursuant to this Section 4, the Issuer shall round down to the nearest whole number of shares of Common Stock. The Issuer agrees that all shares of Common Stock issued pursuant to Section 4 hereof will be duly and validly issued and fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof, except as created or imposed by the Holder.

(vii) The Person or Persons entitled to receive the shares of Common Stock issuable upon a Conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the relevant Conversion Date.

(viii) The Issuer’s settlement of each conversion pursuant to this Section 4 shall be deemed to satisfy in full its obligations to pay the principal and interest of the Note converted.

(b) No conversion

(i) In the event of a (i) CFIUS Turndown, or (ii) if this Note does not become eligible for Conversion pursuant to this Note; provided that such failure to become eligible for Conversion is not caused by any deliberate action of the Holder or any of its respective Affiliates, in either case under (i) or (ii), within twelve (12) months following the Closing Date which date may be extendable by the Holder in its sole discretion, this Note shall be redeemed and repaid by the Issuer with a newly issued unsecured senior note (the “Replacement Note”) substantially on the same terms as the Secondary Note Instrument (the “Repayment”). The Replacement Note will have an aggregate principal amount equal to the amount of principal and accrued but unpaid interest under this Note at the time of the Repayment.

(ii) In no event will the CFIUS Turndown or the Company not being able to effect a Conversion trigger cash repayment of this Note.

5. Tax Treatment.

(a) Solely for United States federal income tax purposes, upon the issuance of this Note, the Holder shall be treated as holding common stock of the Issuer equal to the Conversion Shares, and, accordingly, for such purposes this Note shall be considered not outstanding.

(b) In the event that this Note is redeemed and repaid with the Replacement Note pursuant to Section 4(b), then the Holder will be treated, solely for United States federal income tax purposes, as if the Conversion Shares are redeemed in exchange for the Replacement Note.

(c) Nothing in this Section 5 will require the Issuer to convert this Note into the Conversion Shares prior to a Conversion and the Holder agrees that it will not be the beneficial holder of the Conversion Shares unless it is issued in connection with a Conversion.

6. Representations and Warranties of the Issuer.

(a) Organization and Good Standing. The Issuer is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and the Issuer has all requisite corporate or other organizational power and authority to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the conduct of its business requires such qualification, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Note, “Material Adverse Effect” means any material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) the ability of the Issuer to perform its obligations under this Note.

(b) Authorization; Enforcement; Validity.

(i) The Issuer has all requisite corporate power and authority to enter into this Note in connection with the transactions contemplated hereby, and to issue and deliver this Note in accordance with the terms hereof. The execution and delivery by the Issuer of this Note and the consummation of the issuance and delivery of this Note and the Issuer’s obligations hereunder have been duly authorized by all necessary corporate or similar organizational and other action on the part of the Issuer.

(ii) This Note has been duly executed and delivered by the Issuer and constitutes the valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general.

7. Seniority and Preferred Payments.

(a) The Holder’s right to payment of all or any portion of the Outstanding Amount under this Note and any other Trina Notes is and shall remain, (i) senior or pari passu in right of payment to all other Indebtedness except for (1) the Senior Secured Credit Facility and (2) any Indebtedness which would not cause an Event of Default pursuant to Section 10(f)(i) or Section 10(f)(iii), and (ii) senior in right of payment to all preferred Equity Interests and Common Stock of the Issuer.

(b) The Issuer shall not permit any payment to be made on or in respect of any preferred Equity Interests of the Issuer (a “Preferred Equity Payment”) if at such time the Issuer shall be in default in the making of any payment of principal or interest then due to the Holder on this Note (a “Note Payment Default”), or if a Note Payment Default would result from the making of any such Preferred Equity Payment. Any such Preferred Equity Payment otherwise due but remaining unpaid as a result of the application of the foregoing restriction shall continue to accrue and shall be permitted to be paid at such time as no Note Payment Default shall then exist or would result from the making of such Preferred Equity Payment.

8. Transfer Restrictions and Related Provisions.

(a) This Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder. The Holder acknowledges and agrees that this Note may not be resold, transferred, pledged or otherwise disposed of by the Holder absent an effective registration statement under the Securities Act except (i) to the Issuer or a subsidiary thereof or (ii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing this Note and any shares of Common Stock issued may contain a restrictive legend to such effect in accordance with any applicable securities laws and stock exchange requirements (including any required admission to trading). Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends of this Note.

(b) The Issuer shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the holders of this Note and the Outstanding Amount of this Note. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer and the Holder shall treat each Person whose name is recorded in the Register as the owner of this Note or the new Note for all purposes, including, without limitation, the right to receive payments hereunder, notwithstanding notice to the contrary. A Note may be assigned or sold in whole but not in part, to the extent permitted pursuant to Section 8(a) and any other terms hereof, only by registration of such assignment or sale on the Register. This Section 8(b) shall be construed so that such obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code of 1986, as amended, and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

9. Reissuance of this Note.

(a) Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Issuer in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Holder a new Note (in accordance with Section 9(b)), representing the Outstanding Amount.

(b) Issuance of New Notes. Whenever the Issuer is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal Amount, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall be subject to transfer restrictions set forth in Section 8 hereof, and (v) shall be timely prepared and issued by the Issuer subject to the timely receipt of the evidence reasonably satisfactory to the Issuer pursuant to Section 8(a).

10. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Issuer to pay any amounts due under this Note when due, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

(b) the Issuer’s material breach of any covenants of the Issuer under this Note (provided, however, if the Issuer is reasonably capable of curing such breach within thirty (30) days after its receipt of written notice of such breach, an Event of Default shall not occur hereunder unless and until the Issuer has failed to cure such breach within such thirty (30) day period), or any representation or warranty made by the Issuer in this Note shall prove to have been false or incorrect in any material respect at the time when made;

(c) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Issuer or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered and not dismissed within such 60 day period;

(d) the Issuer or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (c) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(e) there is entered against the Issuer or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $5,000,000 (five million United States dollars) (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(f) any Indebtedness shall be incurred by the Issuer or any of its Subsidiaries, other than (i) Indebtedness incurred to finance the construction of the Issuer’s or any of its Subsidiaries’ solar module or solar cell manufacturing facilities contemplated by the Transaction Agreement, (ii) any unsecured Indebtedness incurred by the Issuer or any of its Subsidiaries that is subordinated to the Issuer’s or any of its Subsidiaries’ obligations under the Trina Notes, or (iii) Indebtedness incurred with the Holder’s prior written consent;

(g) any Commercial Agreement is terminated as a result of a material breach by the Issuer or any of its Subsidiaries (after giving effect to any applicable cure or grace period); or

(h) the Issuer or any of its Subsidiaries: (i) fails to pay any principal or interest in respect of any Indebtedness when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) fails to perform or observe any other covenant, term, condition or agreement relating to any Indebtedness referred to in clause (i) above or contained in any instrument or agreement evidencing or relating thereto, or any other event occurs or condition exists, the effect of which failure or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or any such Indebtedness is declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof, provided that a default, event or condition described in clause (i) or (ii) of this Section 10(h) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this Section 10(h) has occurred and is continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000 (five million United States dollars).

Upon the occurrence of any Event of Default, the Outstanding Amount under this Note shall become immediately due and payable upon election of the Holder without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Issuer; provided that, upon the occurrence of any Event of Default described in Section 10(c) or (d), the Outstanding Amount under this Note shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Issuer. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable (or in addition to such amounts becoming automatically due and payable), pursue any available remedy, whether at law or in equity.

11. No Rights as a Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Issuer. In the absence of Conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Issuer for any purpose. However, if the Issuer pays a dividend on outstanding shares of Common Stock (that is not payable in shares of Common Stock) while this Note is outstanding, the Issuer will pay the Dividend Amount to the Holder at the same time.

12. Miscellaneous.

(a) Powers and Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or exercise of any other right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

(b) Modifications of Note. This Note may not be amended, restated, renewed, replaced, supplemented or otherwise modified except by an instrument in writing executed by the Issuer and the Holder.

(c) Governing Law, Jurisdiction, Jury Trial Waiver, Etc.

(i) This Note, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Note, or the negotiation, administration, performance, or enforcement of this Note, including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Note, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.

(ii) Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Action based on, arising out of or relating to this Note or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with this Section 12(c) or in such other manner as may be permitted by applicable law, and nothing in this Section 12(c) shall affect the right of any party to serve legal process in any other manner permitted by applicable law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Action to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arising out of or relating to this Note or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Action based on, arising out of or relating to this Note or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Action in the Chosen Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Action based on, arising out of or relating to this Note or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Issuer and the Holder agrees that a final judgment in any Action in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions, either within or outside of the U.S., by suit on the judgment or in any other manner provided by applicable law. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Action for which it has submitted to jurisdiction pursuant to this Section 12(c), each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 12(f). Nothing in this Section 12(c) shall affect the right of any party to serve process in any other manner permitted by law. The foregoing consent to jurisdiction shall not (x) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Action based on, arising out of or relating to this Note or the transactions contemplated hereby or (y) be deemed to confer rights on any Person other than the parties.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS NOTE OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(c).

(d) Amendments in Writing. Any term of this Note may be amended, modified or waived upon the written consent of the Issuer and the Holder. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

(e) Waivers of Presentment. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein. The Holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note which are expressly binding on the Holder.

(f) Notices. Any notice or other communication required shall be in writing addressed to the respective party and delivered as set forth under Section 11.2 of the Transaction Agreement.

(g) Effect of Titles and Headings; References. The titles and headings herein are for convenience only and shall not affect the construction hereof. References herein to Sections and Articles are to Sections and Articles of this Note, unless otherwise expressly provided.

(h) Entire Agreement; Interpretation; Severability. Except as expressly set forth herein, this Note constitutes the entire agreement between the parties with respect to the subject matter hereof and is the final expression of the intentions of the Issuer and the Holder. This Note is the result of negotiations among the Issuer and the Holder, has been reviewed (or each party has had the opportunity to have it reviewed) by counsel to such parties and is the product of all parties. Accordingly, this Note shall not be construed more strictly against any party hereto merely because of such party’s involvement in its preparation. If any provision of this Note is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall not be affected thereby, and each provision of this Note shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

(i) Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Issuer and the Holder. Neither the Issuer nor the Holder may assign or otherwise transfer this Note to any other Person without the prior written consent of the other party hereto, and any such purported assignment or other transfer without such consent shall be null and void.

(j) Effectiveness; Electronic Execution. This Note shall become effective upon the execution and delivery of a duly executed counterpart hereof by each of the parties hereto. Each of the parties hereto may execute this Note by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof. The words “execution,” “signed,” and “signature,” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

(k) Counterparts. This Note may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Note by electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed in its name effective as of the date first above written.

FREYR BATTERY, INC., as the Issuer

By:
Name:
Title:

Acknowledged and agreed:

TRINA SOLAR (SCHWEIZ) AG, as the Holder

By:
Name:
Title:

[Signature Page to Convertible Unsecured Note]